UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2024

Zuora, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38451	20-5530976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Redwood Shores Parkway, Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 976-9056

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ZUO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 17, 2024, Zuora, Inc. (the “Company” or “Zuora”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Zodiac Purchaser, L.L.C., a Delaware limited liability company (“Parent”), and Zodiac Acquisition Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are indirectly controlled by private investment funds affiliated with Silver Lake Group, L.L.C. (“Silver Lake”). The transaction includes a significant minority investment from an affiliate of GIC Pte. Ltd. (“GIC”).

The Merger Agreement provides that, among other things and on the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (a) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”), (b) each issued and outstanding share of Class A common stock of the Company, par value $0.0001 per share (the “Company Class A Common Stock”), and Class B common stock of the Company, par value $0.0001 per share (the “Company Class B Common Stock” and together with the Company Class A Common Stock, the “Company Common Stock”) as of immediately prior to the Effective Time will be converted into the right to receive $10.00 in cash without interest (the “Merger Consideration”), (c) each share of Company Common Stock held in the treasury of the Company, each Rollover Share (as defined below) and any shares of Company Common Stock owned by Parent or Merger Sub immediately prior to the Effective Time will automatically be canceled and will cease to exist and no consideration will be delivered in exchange therefor and (d) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.00001 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and will constitute the only outstanding shares of capital stock of the Surviving Corporation.

A special committee (the “Special Committee”) of the board of directors of the Company (the “Board”), comprised of disinterested and independent members of the Board, unanimously (a) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the unaffiliated Company stockholders, (b) recommended that the Board determine that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the Company’s stockholders and approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (c) recommended that, subject to approval by the Board, the Board submit the Merger Agreement to the Company’s stockholders entitled to vote thereon for adoption thereby and resolve to recommend that such stockholders adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger.

Thereafter, the Board, upon the unanimous recommendation of the Special Committee, unanimously (a) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (ii) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (iii) directed that the Merger Agreement be submitted to the Company’s stockholders entitled to vote thereon for adoption thereby and resolved to recommend that such stockholders adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger.

Treatment of Company Equity Awards; Company ESPP

Immediately prior to the Effective Time, each outstanding option to purchase Company Common Stock that was granted under any Company Stock Plan (as defined by the Merger Agreement) (“Company Stock Option”), whether or not vested and exercisable, that has a per share exercise price that is less than the Merger Consideration will be cancelled and converted into the right to receive from Parent or the Surviving Corporation an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the excess of the Merger Consideration over the per share exercise price of such Company Stock Option, by (b) the number of shares of Company Common Stock issuable upon the exercise of such Company Stock Option immediately prior to the Effective Time. Immediately prior to the Effective Time, each outstanding Company Stock Option, whether or not vested and exercisable, that has a per share exercise price that is equal to or greater than the Merger Consideration will be cancelled for no consideration.

Immediately prior to the Effective Time, each outstanding award of restricted stock units covering shares Company Common Stock subject to vesting conditions based solely on continued employment or service that was granted under any Company Stock Plan (“Company RSUs”) will be cancelled and converted into the right to receive from Parent or the Surviving Corporation an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the number of shares of Company Common Stock subject to such Company RSUs by (b) the Merger Consideration, with such amount vesting and becoming payable by the Surviving Corporation subject to and in accordance with the vesting schedule and other terms and conditions (including acceleration provisions) applicable to the corresponding Company RSU immediately prior to the Effective Time to which such payment relates.

Immediately prior to the Effective Time, each outstanding award of restricted stock units subject, in whole or in part, to performance-vesting conditions, including performance goals or metrics, that was granted under any Company Stock Plan (“Company PSUs”) (other than Company PSUs that are forfeited in accordance with their terms if the applicable performance condition is not satisfied prior to the Effective Time) will be cancelled and converted into the right to receive from Parent or the Surviving Corporation an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the number of shares of Company Common Stock subject to such Company PSUs immediately prior to the Effective Time, determined in accordance with the applicable award agreement governing such Company PSU by (b) the Merger Consideration, with such amount vesting and becoming payable by the Surviving Corporation subject to and in accordance with any applicable performance conditions, vesting schedule and other terms and conditions (including acceleration provisions) applicable to the corresponding Company PSU immediately prior to the Effective Time to which such payment relates.

As soon as reasonably practicable and subject to the occurrence of the Effective Time, the Company shall take all actions to ensure that, after the date of the Merger Agreement, (i) no new offering or purchase periods under the Company’s 2018 Employee Stock Purchase Plan (the “ESPP”) will commence, (ii) no new participants be permitted into the ESPP, and (iii) the existing participants in the ESPP may not increase their elections with respect to the offering or purchase periods then in effect. Further, as soon as reasonably practicable after the date of the Merger Agreement, the Company will take all required actions to provide that, with respect to the ESPP: (A) the exercise date for any offering or purchase period in effect as of the date of the Merger Agreement will be the earlier of the original exercise date for such offering or purchase period and the date that is sixty (60) calendar days after the date of the Merger Agreement (the “Final Exercise Date”), (B) each ESPP participant’s accumulated contributions under the ESPP will be used to purchase shares of Company Common Stock in accordance with the ESPP as of the Final Exercise Date or, to the extent not used to purchase shares of Company Common Stock in accordance with the ESPP prior to the Effective Time, will be refunded to such participant through the Company’s payroll system no later than ten (10) Business Days after the Final Exercise Date, without interest, and (C) the ESPP will terminate on the date immediately prior to the date on which the Effective Time occurs.  All shares of Company Common Stock purchased on the Final Exercise Date will be canceled at the Effective Time and converted into the right to receive the Merger Consideration.

Conditions to the Merger

The completion of the Merger is subject to the satisfaction or waiver of certain customary mutual closing conditions, including (a)(i) the adoption of the Merger Agreement by the holders of a majority of the voting power of the outstanding shares (A) of capital stock of the Company entitled to vote thereon, voting as a single class, and (B) of capital stock held by the unaffiliated Company stockholders entitled to vote thereon, voting as a single class, and (ii) the approval of the Merger by the affirmative vote of the holders of a majority of the outstanding shares of Company Class A Common Stock and Company Class B Common Stock entitled to vote thereon, each voting separately as a class (collectively, the “Company Stockholder Approval”), (b) the absence of any order or other action that is in effect (whether temporary, preliminary or permanent) by a governmental authority restraining, enjoining or otherwise prohibiting the consummation of the Merger or applicable law that is in effect that makes consummation of the Merger illegal or otherwise prohibited and (c) the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of consents required under certain antitrust and foreign investment laws or the expiration or termination of any applicable waiting period thereunder. The obligation of each party to consummate the Merger is also conditioned on the other party’s representations and warranties being true and correct (subject to certain customary materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement, and the obligation of Parent to consummate the Merger is additionally conditioned on (x) no material adverse effect on the Company having occurred since the execution of the Merger Agreement, (y) the Company and its subsidiaries collectively having at least $400 million in cash and (z) the rollover of the Rollover Shares having occurred in accordance with the Support and Rollover Agreement. The consummation of the Merger is not subject to any financing condition.

Termination

The Merger Agreement contains termination rights for each of the Company and Parent, including, among others, (a) if the consummation of the Merger does not occur on or before July 17, 2025 (subject to an automatic extension until October 17, 2025 under specified circumstances), (b) if any order prohibiting the Merger has become final and non-appealable, (c) if the Company Stockholder Approval is not obtained following the meeting of the Company’s stockholders for purposes of obtaining such Company Stockholder Approval, and (d) subject to certain conditions, (i) by Parent, if the Board, acting upon the recommendation of the Special Committee, changes its recommendation in favor of the Merger or (ii) by the Company, prior to the receipt of the Company Stockholder Approval, if the Company wishes to terminate the Merger Agreement to enter into a definitive agreement providing for a Superior Proposal (as defined by the Merger Agreement). The Company and Parent may also terminate the Merger Agreement by mutual written consent.

The Company is required to pay Parent a termination fee of $50,500,000 in cash on termination of the Merger Agreement under specified circumstances, including, among others, termination by Parent in the event that the Board, acting upon the recommendation of the Special Committee, changes its recommendation in favor of the Merger or termination by the Company to enter into a definitive agreement providing for a Superior Proposal. If the Merger Agreement is terminated if the Stockholder Approval has not been obtained at the Stockholder Meeting, the Company would be required to reimburse Parent for certain fees and expenses, subject to a cap of $5,000,000. The Merger Agreement also provides that a reverse termination fee of $101,100,000 will be payable by Parent to the Company under specified circumstances, including, among others, if (a) Parent fails to consummate the Merger when required by the Merger Agreement or (b) the Company terminates the Merger Agreement due to the fact that Parent breaches its obligations under the Merger Agreement such that there is a failure of certain conditions to the Merger and fails to cure such breach. The Merger Agreement also provides that, in certain circumstances, either party may seek to compel the other party to specifically perform its obligations under the Merger Agreement. If the Merger Agreement is terminated in certain circumstances, including in connection with a failure to obtain certain specified regulatory approvals as a result of certain limitations on Parent’s obligations with respect to such regulatory approvals, Parent would be required to pay the Company a termination fee of $25,300,000.

Financing

Parent has obtained equity commitment letters, to provide equity financing in the amount set forth therein, and debt financing commitment letters, to provide debt financing in the amount set forth therein, for the purpose of financing the transactions contemplated by the Merger Agreement.

Each of Silver Lake and GIC has committed to capitalize Parent at the closing of the Merger with equity financing, on the terms and subject to the conditions set forth in an equity commitment letter. In addition, each of Silver Lake and GIC has guaranteed their respective portions of the payment of the reverse termination fee payable by Parent under certain circumstances, as well as certain indemnification and reimbursement obligations that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Merger Agreement and limited guarantees provided by each of Silver Lake and GIC to the Company. Parent’s debt commitments to finance in part the transactions contemplated by the Merger Agreement include a term loan facility and a revolving credit facility on the terms set forth in the debt commitment letters. The obligations of the lenders to provide debt financing under the debt commitment letters are subject to the satisfaction (or waiver) of customary closing conditions described in the debt commitment letters.

Pursuant to the Merger Agreement, the Company is required to use reasonable best efforts to provide Parent with customary cooperation in connection with the equity financing and the debt financing.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations and warranties of the Company, Parent and Merger Sub, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company, Parent and Merger Sub, including covenants relating to the Company conducting its and its subsidiaries’ business in the ordinary course, preserving its business organizations substantially intact, preserving existing material business relationships substantially intact and refraining from taking certain actions without Parent’s consent, subject to certain exceptions. The Company, Parent and Merger Sub also agreed to use their respective reasonable best efforts to cause the Merger to be consummated.

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time, the Company will be subject to certain restrictions on its ability to solicit certain alternative acquisition proposals from third parties, provide non-public information to third parties and engage in discussions or enter into agreements with third parties regarding certain alternative acquisition proposals, subject to customary exceptions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement and the above description have been included to provide investors with information regarding its terms. They are not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Support and Rollover Agreement

In connection with the execution of the Merger Agreement, on October 17, 2024, Tien Tzuo and certain of his affiliates (collectively, the “CEO Parties”) have entered into a voting, support and rollover agreement (the “Support and Rollover Agreement”) with Parent, the Company and the other parties thereto. The CEO Parties hold, collectively, approximately 5.5% of the Company Common Stock (without giving effect to any exercise or vesting of Company Stock Options, Company RSUs or Company PSUs). Under the Support and Rollover Agreement, the CEO Parties have agreed to vote their shares of Company Common Stock in favor of the adoption of the Merger Agreement and certain other matters, subject to certain terms and conditions contained therein.

In addition, under the Support and Rollover Agreement, immediately prior to the Effective Time, the CEO Parties will contribute to a direct or indirect parent company of Parent shares of Company Common Stock with an aggregate value (based on the Merger Consideration) equal to $70,000,000 (“Aggregate Rolled Value”) in exchange for equity interests in such a direct or indirect parent company of Parent (such shares, the “Rollover Shares”).  On or before October 31, 2024, the CEO Parties may elect to increase (with the consent of Parent in its discretion) the Aggregate Rolled Value by up to an additional $30,000,000. As a result of the Merger, the Rollover Shares contributed to such parent company of Parent by the CEO Parties will be canceled and extinguished without any conversion thereof or consideration paid therefor.

The foregoing description of the Support and Rollover Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Support and Rollover Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated by reference herein.

Additional Information about the Transaction and Where to Find It

In connection with the proposed transaction, Zuora will file with the SEC a proxy statement, a definitive version of which will be mailed or otherwise provided to its stockholders. The Company and affiliates of the Company intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). The Company may also file other documents with the SEC regarding the potential transaction. BEFORE MAKING ANY VOTING DECISION, ZUORA’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement, the Schedule 13E-3 and other documents that Zuora files with the SEC (when available) from the SEC’s website at www.sec.gov and Zuora’s website at investor.zuora.com. In addition, the proxy statement, the Schedule 13E-3 and other documents filed by Zuora with the SEC (when available) may be obtained from Zuora free of charge by directing a request to Zuora’s Investor Relations at investorrelations@zuora.com.

Participants in the Solicitation

Zuora and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Zuora’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of the stockholders of Zuora in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be set forth in the proxy statement and Schedule 13E-3 and other materials to be filed with the SEC. You may also find additional information about Zuora’s directors and executive officers in Zuora’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on May 16, 2024 (the “Annual Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected in Zuora’s Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You can obtain free copies of these documents from Zuora using the contact information above.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. All statements other than statements of historical facts contained in this communication, including statements regarding the proposed transaction and its expected timing, completion and effects, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipates,”, “believes,” “estimates,” “expects,” “plans,” “potential,” “will,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions.

Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors. Important factors that could cause actual outcomes or results to differ materially from the forward-looking statements include, but are not limited to, (a) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (b) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction; (c) potential delays in consummating the proposed transaction; (d) the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; (e) the possibility that the Company’s stockholders may not approve the proposed transaction; (f) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed transaction; (g) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (h) the Company’s ability to implement its business strategy; (i) significant transaction costs associated with the proposed transaction; (j) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (k) potential litigation relating to the proposed transaction; (l) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (m) the ability of the Company to retain and hire key personnel; (n) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (o) legislative, regulatory and economic developments affecting the Company’s business; (p) general economic and market developments and conditions; (q) the legal, regulatory and tax regimes under which the Company operates; (r) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s financial performance; (s) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s Class A common stock; (t) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (u) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors.

For information regarding other factors that could cause the Company’s results to vary from expectations, please see the “Risk Factors” section of the Company’s periodic report filings with the SEC, including but not limited to our Form 10-Q filed with the SEC on August 29, 2024, our Form 10-K filed with the SEC on March 26, 2024 as well as other documents that may be filed by us from time to time with the SEC. These filings, as well as subsequent findings, are available on the investor relations section of the Company's website at investor.zuora.com or on the SEC's website at www.sec.gov. The statements in this communication represent our current beliefs, estimates and assumptions as of the date of this communication. Subsequent events and developments may cause our views to change. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this communication.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of October 17, 2024, by and among Zuora, Inc., Parent and Merger Sub.*
10.1
Voting, Support and Rollover Agreement, dated as of October 17, 2024, by and among Zodiac Purchaser, L.L.C., Zodiac Holdco, L.L.C., Silver Lake Alpine II, L.P., Zuora, Inc., and the stockholders party thereto

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*All schedules to the Merger Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUORA, INC.
(Registrant)

Dated: October 17, 2024	By:	/s/ Andrew M. Cohen
Andrew M. Cohen
Chief Legal Officer and Corporate Secretary